Exhibit 99.1

Ventas, Inc. 10350 Ormsby Park Place, Suite 300     Louisville, Kentucky 40223     (502) 357.9000     (502) 357.9001 Fax

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Executive Vice President and CFO
(502) 357-9000

VENTAS REPORTS SECOND QUARTER NORMALIZED FFO OF $59.5 MILLION;

Second Quarter Normalized FFO Per Share Rises 12 Percent to $0.57 Per Share;

Company Increases 2006 Normalized FFO Guidance to $2.25 to $2.27 Per Share;

Ventas Debt Rated Investment Grade by Fitch Ratings

LOUISVILLE, KY (July 27, 2006) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that second quarter 2006 normalized Funds from Operations (“FFO”) rose 30 percent to $59.5 million, compared with $45.8 million in the second quarter of 2005. Normalized FFO per diluted share in the second quarter of 2006 increased 12 percent to $0.57 from $0.51 per diluted share for the comparable 2005 period. In the quarter ended June 30, 2006, the Company had 104.4 million weighted average diluted shares outstanding, compared to 89.4 million weighted average diluted shares outstanding a year earlier.

Normalized FFO for the six months ended June 30, 2006 was $117.0 million, or $1.12 per diluted share, a 35 percent increase from $86.6 million, or $0.99 per diluted share, for the comparable 2005 period.

Normalized FFO for all periods excludes a $1.3 million expense relating to the write-off of unamortized deferred financing fees in connection with the Company’s successful refinancing of its previous secured revolving credit facility with a $500 million unsecured revolving credit facility during the second quarter of 2006. Results for the second quarter and first six months of 2006 benefited from increased rent resulting from the Company’s successful implementation of its acquisition program and leading internal growth rate from its existing leases.

“Several important recent developments underscore our dedication to disciplined financial management, our focus on delivering reliable cash flows and superior risk-adjusted returns, and our commitment to operate with transparency and integrity,” Ventas Chairman, President and CEO Debra A. Cafaro said. “We were gratified to recently receive our first investment grade rating from Fitch Ratings. Additionally, we kept the Reset Right process with Kindred moving forward. And finally, we remain one of the top performing REITs with our eleven consecutive quarters of double digit normalized FFO per share growth and continued execution of our strategic diversification plan. As we look ahead to the rest of the year, we are pleased to increase our guidance for 2006 normalized FFO per share to $2.25 to $2.27 per share.”

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Ventas Reports Second Quarter Results

July 27, 2006

GAAP NET INCOME

Net income for the quarter ended June 30, 2006 was $29.3 million, or $0.28 per diluted share, compared with net income for the quarter ended June 30, 2005 of $27.1 million, or $0.30 per diluted share.

Net income for the six months ended June 30, 2006 was $58.4 million, or $0.56 per diluted share, compared with net income for the six months ended June 30, 2005 of $54.6 million, or $0.63 per diluted share.

SECOND QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) is required to provide Ventas with all of the information provided to, consulted or reviewed by any of Kindred’s appraisers in connection with the appraisal reports prepared on the 225 properties Ventas leases to Kindred, said the Supreme Court of the State of New York, County of New York. Furthermore, the Court required Kindred to promptly provide to Ventas other information relevant to the performance of Ventas’s assets, including intercompany pharmacy and therapy contracts.

•	On July 17, 2006, Ventas requested that the American Arbitration Association (AAA) select a qualified appraiser to complete the Fair Market Rental determinations on the Ventas properties in connection with the Reset Right. Ventas and Kindred also remain in discussions about agreeing upon a final appraiser to complete these determinations.

•	On July 7, 2006, Fitch Ratings assigned an investment grade rating (BBB-) to Ventas’s unsecured debt, citing the Company’s strong and growing operating cash flow and the liquidity provided by its new $500 million unsecured revolving credit facility, supported by its strong property operations and continued portfolio diversification.

•	As previously reported, on April 18, 2006, Ventas purchased one seniors housing facility located in Florida for $6.9 million. The asset contains 106 units/beds. The lease provides Ventas with an initial cash yield of approximately 8.5 percent and an expected unlevered yield over the life of the lease of approximately 10 percent.

•	Also in the second quarter of 2006, Ventas purchased two seniors housing facilities for $19.1 million. The assets are located in Minnesota and contain an aggregate of 137 units/beds. The lease provides Ventas with an initial cash yield of approximately 8 percent and an expected unlevered yield over the life of the lease of approximately 9 percent.

•	With these completed acquisitions, annualized REIT revenue from Kindred represents approximately 51 percent of the Company’s run rate total revenue, assuming a full year effect of all closed 2006 acquisitions. Annualized revenue from market rate, non-government-reimbursed assets in the Company’s portfolio represents approximately 44 percent of the Company’s annualized revenue on the same basis. Assets leased to Kindred now represent approximately 33 percent of the Company’s total real estate assets, measured on a gross book value basis.

•	The 225 skilled nursing facilities and hospitals leased by the Company to Kindred produced EBITDARM to rent coverage of 2.5 times for the trailing twelve-month period ended March 31, 2006 (the latest date available). Further information detailing these rent coverages by Master Lease and by asset class is contained on a schedule attached to this press release.

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Ventas Reports Second Quarter Results

July 27, 2006

•	Ventas was ranked as the best performing healthcare REIT in the Morgan Stanley REIT Index (RMS) during the twelve month period ended June 30, 2006 with annual total shareholder return of 17.7 percent. It was also one of the top ten best performing REITs in the RMS for the five year period ended June 30, 2006 with annual total shareholder return of 33.9 percent.

•	The Company’s debt to total capitalization at June 30, 2006 was approximately 35 percent.

•	As of June 30, 2006, Ventas’s enterprise value exceeded $5.4 billion.

•	Ventas expects to file its Form 10-Q for the quarter ended June 30, 2006 on or about July 28, 2006.

SECOND QUARTER 2006 RESULTS

Rental revenue for the quarter ended June 30, 2006 was $99.1 million, of which $51.5 million resulted from leases with Kindred. Second quarter 2006 expenses totaled $71.0 million and included $29.1 million of depreciation expense and $33.7 million of interest expense. General, administrative and professional fees totaled $6.3 million and included $0.7 million for non-cash stock-based compensation. Property-level operating expenses relating to the Company’s medical office building portfolio for the period were $0.7 million.

SIX MONTH 2006 RESULTS

Rental revenue for the six months ended June 30, 2006 was $195.6 million, of which $101.8 million resulted from leases with Kindred. Expenses for the six months ended June 30, 2006 totaled $139.7 million and included $57.6 million of depreciation expense and $66.7 million of interest expense. Combined general, administrative and professional fees totaled $12.9 million and included $1.5 million for non-cash stock-based compensation. Property-level operating expenses relating to the Company’s medical office building portfolio for the period were $1.3 million.

VENTAS RAISES NORMALIZED FFO GUIDANCE FOR 2006

Ventas also stated that it expects its 2006 normalized FFO to be between $2.25 and $2.27 per diluted share, increased from its previous guidance of $2.23 to $2.25 per diluted share. If achieved, this projection represents 8 to 9 percent growth in normalized FFO per share over 2005.

The Company’s normalized FFO guidance for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance (and related GAAP earnings projections) excludes gains and losses on the sales of assets and the impact of future, unannounced acquisitions, divestitures (including pursuant to tenant options to purchase) and capital transactions. Its guidance also excludes the future impact of (a) any rent or other amounts derived from (and any expenses related to) the Reset Right, whether through a negotiated resolution with Kindred or the appraisal process set forth in the Master Leases and (b) any expenses related to asset impairment, the write-off of unamortized deferred financing fees, including in connection with the replacement of the Company’s previous secured revolving credit facility with the new $500 million unsecured revolving credit facility, or additional costs, expenses or premiums incurred as a result of early debt retirement.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

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Ventas Reports Second Quarter Results

July 27, 2006

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

SECOND QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release on July 28, 2006, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. An online replay of the webcast will be available at approximately 12:00 p.m. Eastern Time and will be archived for 30 days.

Ventas, Inc. is a leading healthcare real estate investment trust that is the nation’s largest owner of seniors housing and long-term care assets. At the date of this press release, Ventas owns 388 healthcare and seniors housing assets in 42 states. Its diverse portfolio includes 41 hospitals, 200 skilled nursing facilities and 147 seniors housing and other assets. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators to deliver high quality care and to attract patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ended December 31, 2005 and for the year ending December 31, 2006; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) the impact on the liquidity, financial condition and results of operations of the Company’s operators, borrowers and tenants resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, borrowers and tenants to accurately estimate the magnitude of such liabilities; and (q) the value of the Company’s rental reset right with Kindred, which is dependent on a variety of factors and is highly speculative. Many of such factors are beyond the control of the Company and its management.

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Ventas Reports Second Quarter Results

July 27, 2006

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005, and June 30, 2005

(In thousands, except per share amounts)

	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)
Assets
Real estate investments:
Land	$300,384	$298,185	$295,363	$295,017	$277,668
Building and improvements	2,801,550	2,778,262	2,732,533	2,718,128	2,582,567

	3,101,934	3,076,447	3,027,896	3,013,145	2,860,235
Accumulated depreciation	(598,644)	(569,675)	(541,346)	(513,098)	(485,476)

Net real estate property	2,503,290	2,506,772	2,486,550	2,500,047	2,374,759
Loans receivable, net	35,800	35,870	39,924	52,588	57,540

Net real estate investments	2,539,090	2,542,642	2,526,474	2,552,635	2,432,299
Cash and cash equivalents	1,932	1,466	1,641	5,764	802
Escrow deposits and restricted cash	51,227	61,753	59,667	56,397	51,951
Deferred financing costs, net	17,667	16,844	17,581	17,257	18,314
Subscriptions receivable	—	—	—	—	97,020
Notes receivable-related parties	2,501	2,859	2,841	2,893	2,876
Other	48,555	36,040	30,914	23,184	22,193

Total assets	$2,660,972	$2,661,604	$2,639,118	$2,658,130	$2,625,455

Liabilities and stockholders’ equity
Liabilities:
Senior notes payable and other debt	$1,882,909	$1,854,551	$1,802,564	$1,811,319	$1,832,684
Deferred revenue	9,374	9,953	10,540	11,126	11,713
Interest rate swap agreement	—	577	1,580	6,177	11,155
Accrued dividend	—	—	37,343	37,255	—
Accrued interest	14,461	34,636	14,418	30,432	13,639
Accounts payable and accrued and other liabilities	73,838	72,726	74,960	77,316	70,710
Deferred income taxes	30,394	30,394	30,394	30,394	30,394

Total liabilities	2,010,976	2,002,837	1,971,799	2,004,019	1,970,295

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 180,000 shares authorized; 103,975, 103,854, 103,523, 103,226 and 99,960 shares issued at June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005, respectively	26,004	25,974	25,927	25,890	25,888
Capital in excess of par value	696,667	694,531	692,650	692,676	696,811
Unearned compensation on restricted stock	—	—	(713)	(1,017)	(1,301)
Accumulated other comprehensive income (loss)	1,449	685	(143)	(942)	(5,343)
Retained earnings (deficit)	(74,124)	(62,308)	(50,402)	(60,280)	(51,746)

	649,996	658,882	667,319	656,327	664,309

Treasury stock, 0, 4, 0, 79 and 326 shares at June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005, respectively	—	(115)	—	(2,216)	(9,149)

Total stockholders’ equity	649,996	658,767	667,319	654,111	655,160

Total liabilities and stockholders’ equity	$2,660,972	$2,661,604	$2,639,118	$2,658,130	$2,625,455

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Ventas Reports Second Quarter Results

July 27, 2006

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three and Six Months Ended June 30, 2006 and 2005

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Rental income	$99,095	$72,340	$195,600	$134,876
Interest income from loans receivable	839	1,492	1,807	2,144
Interest and other income	372	1,120	713	1,732

Total revenues	100,306	74,952	198,120	138,752

Expenses:
Interest	33,723	22,730	66,680	39,706
Depreciation	29,111	18,239	57,581	31,459
Property-level operating expenses	654	641	1,276	1,193
General, administrative and professional fees (including non-cash stock-based compensation expense of $727 and $506 for the three months ended 2006 and 2005, respectively, and $1,485 and $926 for the six months ended 2006 and 2005, respectively)	6,287	6,059	12,918	11,499
Loss on extinguishment of debt	1,273	—	1,273	—

Total expenses	71,048	47,669	139,728	83,857

Income before net loss on real estate disposals and discontinued operations	29,258	27,283	58,392	54,895
Net loss on real estate disposals	—	(175)	—	(175)

Income before discontinued operations	29,258	27,108	58,392	54,720
Discontinued operations	—	(40)	—	(79)

Net income	$29,258	$27,068	$58,392	$54,641

Earnings per common share:
Basic:
Income before discontinued operations	$0.28	$0.31	$0.56	$0.63
Net income	$0.28	$0.31	$0.56	$0.63

Diluted:
Income before discontinued operations	$0.28	$0.30	$0.56	$0.63
Net income	$0.28	$0.30	$0.56	$0.63

Shares used in computing earnings per common share:
Basic	103,884	88,574	103,818	86,626
Diluted	104,374	89,350	104,337	87,386

Dividends declared per common share	$0.395	$0.360	$0.790	$0.720

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Ventas Reports Second Quarter Results

July 27, 2006

QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	2006 Quarters		2005 Quarters
	Second	First	Fourth	Third	Second
Revenues:
Rental income	$99,095	$96,505	$96,274	$93,569	$72,340
Interest income from loans receivable	839	968	1,284	1,573	1,492
Interest and other income	372	341	745	791	1,120

Total revenues	100,306	97,814	98,303	95,933	74,952

Expenses:
Interest	33,723	32,957	33,612	32,263	22,730
Depreciation	29,111	28,470	28,695	27,694	18,239
Property-level operating expenses	654	622	706	677	641
General, administrative and professional fees (including non-cash stock-based compensation expense of $727, $758, $574, $471 and $506, respectively)	6,287	6,631	6,996	6,580	6,059
Loss on extinguishment of debt	1,273	—	1,376	—	—
Net gain on swap breakage	—	—	(981)	—	—
Net proceeds from litigation settlement	—	—	(15,909)	—	—
Contribution to charitable foundation	—	—	2,000	—	—

Total expenses	71,048	68,680	56,495	67,214	47,669

Income before net loss on real estate disposals and discontinued operations	29,258	29,134	41,808	28,719	27,283
Net loss on real estate disposals	—	—	—	—	(175)

Income before discontinued operations	29,258	29,134	41,808	28,719	27,108
Discontinued operations	—	—	5,413	2	(40)

Net income	$29,258	$29,134	$47,221	$28,721	$27,068

Earnings per common share:
Basic:
Income before discontinued operations	$0.28	$0.28	$0.40	$0.28	$0.31
Net income	$0.28	$0.28	$0.46	$0.28	$0.31
Diluted:
Income before discontinued operations	$0.28	$0.28	$0.40	$0.28	$0.30
Net income	$0.28	$0.28	$0.45	$0.28	$0.30
Shares used in computing earnings per common share:
Basic	103,884	103,751	103,542	103,081	88,574
Diluted	104,374	104,300	104,176	103,880	89,350
Dividends declared per common share	$0.395	$0.395	$0.360	$0.360	$0.360
Discontinued operations:
Rental income	$—	$—	$230	$202	$202
Interest and other income	—	—	165	—	—
Interest	—	—	81	154	196
Depreciation	—	—	15	46	46

Income (loss) before gain on sale of real estate	—	—	299	2	(40)
Gain on sale of real estate	—	—	5,114	—	—

Discontinued operations	$—	$—	$5,413	$2	$(40)

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Ventas Reports Second Quarter Results

July 27, 2006

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2006 and 2005

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Net income	$58,392	$54,641
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation (including amounts in discontinued operations)	57,581	31,551
Amortization of deferred financing costs	1,542	1,835
Stock-based compensation	1,485	926
Straight-lining of rental income	(9,864)	(2,834)
Amortization of deferred revenue	(1,198)	(1,320)
Loss on extinguishment of debt	1,273	—
Other	(140)	(1,448)
Changes in operating assets and liabilities:
(Increase) decrease in escrow deposits and restricted cash	(977)	6,211
Increase in other assets	(2,426)	(9,263)
Increase in accrued interest	43	4,457
(Decrease) increase in accounts payable and accrued and other liabilities	(468)	15,426

Net cash provided by operating activities	105,243	100,182
Cash flows from investing activities:
Net investment in real estate property	(64,211)	(481,780)
Investment in loans receivable	—	(47,333)
Proceeds from loans receivable	4,156	1,759
Escrow funds returned from an Internal Revenue Code Section 1031 exchange	9,902	—
Other	(5,246)	2,510

Net cash used in investing activities	(55,399)	(524,844)
Cash flows from financing activities:
Net change in borrowings under unsecured revolving credit facility	167,000	—
Net change in borrowings under secured revolving credit facility	(89,200)	117,400
Proceeds from debt	2,074	400,000
Repayment of debt	(10,377)	(6,844)
Payment of deferred financing costs	(2,901)	(6,599)
Issuance of common stock	428	4,694
Proceeds from stock option exercises	2,880	2,036
Cash distribution to stockholders	(119,457)	(88,588)

Net cash (used in) provided by financing activities	(49,553)	422,099

Net increase (decrease) in cash and cash equivalents	291	(2,563)
Cash and cash equivalents at beginning of period	1,641	3,365

Cash and cash equivalents at end of period	$1,932	$802

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate property investments	$9,827	$866,244
Escrow deposits and restricted cash	485	32,452
Other assets acquired	—	1,506
Debt assumed	10,848	478,950
Other liabilities	(536)	28,426
Issuance of common stock	—	392,826

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Ventas Reports Second Quarter Results

July 27, 2006

QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	2006 Quarters		2005 Quarters
	Second	First	Fourth	Third	Second
Cash flows from operating activities:
Net income	$29,258	$29,134	$47,221	$28,721	$27,068
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation (including amounts in discontinued operations)	29,111	28,470	28,710	27,740	18,286
Amortization of deferred financing costs	772	770	998	1,058	945
Stock-based compensation	727	758	574	471	506
Straight-lining of rental income	(4,914)	(4,950)	(5,895)	(5,558)	(1,954)
Amortization of deferred revenue	(595)	(603)	(1,034)	(1,143)	(684)
Loss on extinguishment of debt	1,273	—	1,358	—	—
(Gain) loss on sale of assets (including amounts in discontinued operations)	—	—	(5,114)	—	175
Net gain on swap breakage	—	—	(981)	—	—
Other	37	(177)	(497)	(577)	(578)
Changes in operating assets and liabilities:
Decrease (increase) in escrows deposits and restricted cash	1,109	(2,086)	6,994	(3,085)	(1,983)
(Increase) decrease in other assets	(2,021)	(405)	(1,330)	5,197	(8,560)
(Decrease) increase in accrued interest	(20,175)	20,218	(16,014)	17,232	(5,671)
Increase (decrease) in accounts payable and accrued and other liabilities	1,505	(1,973)	(2,788)	1,324	14,567

Net cash provided by operating activities	36,087	69,156	52,202	71,380	42,117
Cash flows from investing activities:
Net investment in real estate property	(15,660)	(48,354)	(9,592)	(98,181)	(450,641)
Proceeds from real estate disposals	—	—	295	—	1,121
Investment in loans receivable	—	—	—	—	(19,515)
Proceeds from loans receivable	86	4,070	13,084	5,431	762
Escrow funds returned from an Internal Revenue Code Section 1031 exchange	9,902	—	—	—	—
Other	(5,212)	(231)	(563)	(671)	423

Net cash (used in) provided by investing activities	(10,884)	(44,515)	3,224	(93,421)	(467,850)
Cash flows from financing activities:
Net change in borrowings under unsecured revolving credit facility	167,000	—	—	—
Net change in borrowings under secured revolving credit facility	(141,800)	52,600	(6,700)	(60,500)	94,100
Proceeds from debt	—	2,074	200,000	—	400,000
Repayment of debt	(7,690)	(2,687)	(212,823)	(12,321)	(5,699)
Issuance of common stock	175	253	126	97,144	2,439
Proceeds from stock option exercises	1,520	1,360	2,102	2,681	1,337
Cash distribution to stockholders	(41,074)	(78,383)	(37,255)	—	(61,090)
Payment of swap breakage fee	—	—	(2,320)	—	—
Payment of deferred financing costs	(2,868)	(33)	(2,679)	(1)	(6,331)

Net cash (used in) provided by financing activities	(24,737)	(24,816)	(59,549)	27,003	424,756

Net increase (decrease) in cash and cash equivalents	466	(175)	(4,123)	4,962	(977)
Cash and cash equivalents at beginning of period	1,466	1,641	5,764	802	1,779

Cash and cash equivalents at end of period	$1,932	$1,466	$1,641	$5,764	$802

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate property investments	$9,827	$—	$10,598	$54,729	$854,134
Escrow deposits and restricted cash	485	—	331	1,361	32,204
Other assets acquired	—	—	—	54	1,506
Debt assumed	10,848	—	10,768	51,456	466,641
Other liabilities	(536)	—	161	4,688	28,377
Issuance of common stock	—	—	—	—	392,826

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Ventas Reports Second Quarter Results

July 27, 2006

FUNDS FROM OPERATIONS AND NORMALIZED FFO

(In thousands, except per share amounts)

	2006 Quarters		2005 Quarters
	Second	First	Fourth	Third	Second
Net income	$29,258	$29,134	$47,221	$28,721	$27,068
Adjustments:
Depreciation on real estate assets	28,969	28,329	28,557	27,576	18,144
Loss on real estate disposals	—	—	—	—	175
Other items:
Discontinued operations:
Gain on sale of real estate	—	—	(5,114)	—	—
Depreciation on real estate assets	—	—	15	46	46

FFO	58,227	57,463	70,679	56,343	45,433
Loss on extinguishment of debt	1,273	—	1,376	—	—
Contribution to charitable foundation	—	—	2,000	—	—
Net proceeds from litigation settlement	—	—	(15,909)	—	—
Net gain on swap breakage	—	—	(981)	—	—
Bridge loan commitment fee	—	—	—	—	402

Normalized FFO	$59,500	$57,463	$57,165	$56,343	$45,835

Per diluted share:
Net income	$0.28	$0.28	$0.45	$0.28	$0.30
Adjustments:
Depreciation on real estate assets	0.28	0.27	0.28	0.26	0.21
Loss on real estate disposals	—	—	—	—	—
Other items:
Discontinued operations:
Gain on sale of real estate	—	—	(0.05)	—	—
Depreciation on real estate assets	—	—	—	—	—

FFO	0.56	0.55	0.68	0.54	0.51
Loss on extinguishment of debt	0.01	—	0.01	—	—
Contribution to charitable foundation	—	—	0.02	—	—
Net proceeds from litigation settlement	—	—	(0.15)	—	—
Net gain on swap breakage	—	—	(0.01)	—	—
Bridge loan commitment fee	—	—	—	—	—

Normalized FFO	$0.57	$0.55	$0.55	$0.54	$0.51

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO an appropriate measure of performance of an equity REIT. The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

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Ventas Reports Second Quarter Results

July 27, 2006

The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be examined in conjunction with net income as presented elsewhere in this press release.

Projected Normalized FFO Per Diluted Share for the Year Ending December 31, 2006

The following table illustrates the Company’s projected FFO per diluted share guidance for the year ending December 31, 2006.

	GUIDANCE
	For the Year Ending December 31, 2006
Net income	$1.16	—	$1.18
Adjustments:
Depreciation on real estate assets	1.08	—	1.08

FFO	$2.24	—	$2.26
Loss on extinguishment of debt	0.01	—	0.01

Normalized FFO	$2.25	—	$2.27

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the trailing twelve months ended June 30, 2006, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (dollars in thousands):

Pro forma net income for the trailing twelve months ended June 30, 2006	$131,801
Add back:
Pro forma interest	138,946
Pro forma depreciation	117,647
Net gain on real estate disposals	(5,114)
Loss on extinguishment of debt	2,649
Net gain on swap breakage	(981)
Stock-based compensation	2,530

Pro forma EBITDA	$387,478

As of June 30, 2006:
Debt	$1,882,909
Cash	(1,932)
Restricted cash pertaining to debt	(7,730)

Net debt	$1,873,247

Net debt to pro forma EBITDA	4.8x

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Ventas Reports Second Quarter Results

July 27, 2006

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to proforma EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

Scheduled Maturities of Borrowing Arrangements

The Company’s indebtedness has the following maturities as of June 30, 2006 (in thousands):

As of June 30, 2006
2006	$5,346
2007	15,778
2008	33,117
2009	482,726
2010	265,915
Thereafter	1,080,027

Total	$1,882,909

Ventas – Kindred Portfolio

The following is based on data provided by Kindred to the Company or obtained from Kindred’s public filings. This information reflects Kindred’s EBITDARM and EBITDAR coverage by Master Lease and by asset class:

Kindred Master Lease	Facility Count	TTM[1] EBITDARM Coverage[2,4,5]	TTM[1] EBITDAR Coverage[3,4,5]
1	91	2.4x	1.9x
2	46	2.8x	2.2x
3	43	2.4x	1.7x
4	45	2.3x	1.7x

Portfolio	225	2.5x	1.9x

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Ventas Reports Second Quarter Results

July 27, 2006

Kindred Asset Class	Facility Count	TTM[1] EBITDARM Coverage[2,4,5]	TTM[1] EBITDAR Coverage[3,4,5]
Hospitals	39	3.6x	2.9x
Nursing Homes	186	1.8x	1.3x

Portfolio	225	2.5x	1.9x

[1]	Trailing twelve months EBITDARM and EBITDAR for the period ended March 31, 2006 (the latest available data provided by Kindred) to the Company’s trailing twelve months cash rental revenue.
[2]	Coverage reflects the ratio of Kindred’s EBITDARM to rent. EBITDARM is defined as earnings before interest, income taxes, depreciation, amortization, rent and management fees. In the calculation of trailing twelve months EBITDARM, intercompany profit pertaining to services provided by Kindred’s PeopleFirst Rehabilitation and Pharmacy Divisions for the twelve months ended March 31, 2006 has been eliminated from purchased ancillary expenses within the Ventas portfolio.
[3]	Coverage reflects the ratio of Kindred’s EBITDAR to rent. EBITDAR is defined as earnings before interest, income taxes, depreciation, amortization and rent, but after deducting a 5 percent management fee. In the calculation of trailing twelve months EBITDAR, intercompany profit pertaining to Kindred’s PeopleFirst Rehabilitation and Pharmacy Divisions for the twelve months ended March 31, 2006 has been eliminated from purchased ancillary expenses within the Ventas portfolio.
[4]	Coverage excludes the portion of a one-time $55.0 million Medicare reimbursement settlement and a corresponding one-time special employee recognition payment of $15.0 million allocated by Kindred to the Ventas facilities in the second quarter of 2005.
[5]	Nursing center salary, wage and benefit expenses for fourth quarter 2005 and first quarter 2006 have been normalized in order to eliminate certain unusual costs related to the implementation of RUGs refinement which went into effect on January 1, 2006.

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